UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018

PACWEST BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Boulevard, Suite 700
Beverly Hills, CA 90212

(Address of principal executive offices)

(310) 887-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2018 Amended and Restated Executive Incentive Plan

On February 14, 2018, the Board of Directors (the “Board”) of PacWest Bancorp (the “Company”), the Board of Directors of Pacific Western Bank, and the Compensation, Nominating and Governance Committee (the “CNG Committee”) of the Board approved an amendment and restatement of the Company’s Executive Incentive Plan (the “2018 EIP”), under which the Company’s executive team, including the Company’s named executive officers, are eligible to receive cash incentive awards based on the achievement of certain performance goals.

The 2018 EIP became effective as of January 1, 2018 and replaced the Company’s prior version of the Executive Incentive Plan. The 2018 EIP is generally consistent with the prior Executive Incentive Plan except that the 2018 EIP (1) removes provisions relating to Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended, which will no longer apply to cash incentive awards granted under the 2018 EIP as result of the enactment of the Tax Cuts and Jobs Act, which eliminated the performance-based compensation exception under Section 162(m) for tax years beginning on and after January 1, 2018, and (2) expands the list of business criteria that can be used to establish performance goals for cash incentive awards under the 2018 EIP.

The description of the 2018 EIP is qualified in its entirety by reference to the complete terms of the 2018 EIP, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01.  Other Events.

Stock Repurchase Program

On February 14, 2018, the Board amended its existing stock repurchase program to increase the authorized repurchase amount to $350 million effective as of February 15, 2018 and extend the program maturity to February 28, 2019.

The Company commenced its stock repurchase program in October 2016 with an authorized repurchase amount not to exceed $400 million and an expiration date of December 31, 2017. On November 15, 2017, the Board amended its stock repurchase program to reduce the authorized repurchase amount to $150 million and extend the program maturity to December 31, 2018.  Since the program inception through February 14, 2018, the Company repurchased 4,025,519 shares at an aggregate cost of $194.1 million.

The common stock repurchases may be effected through open market purchases or in privately negotiated transactions and may utilize any derivative or similar instrument to effect share repurchase transactions (including, without limitation, accelerated share repurchase contracts, equity forward transactions, equity option transactions, equity swap transactions, cap transactions, collar transactions, floor transactions or other similar transactions or any combination of the foregoing transactions). The amount and exact timing of any repurchases will depend upon market conditions and other factors. There are no assurances the Company will repurchase any shares during this period, and the stock repurchase program may be suspended or discontinued at any time.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	2018 Executive Incentive Plan, as amended and restated February 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: February 16, 2018	By:	/s/ Kori L. Ogrosky
	Name:	Kori L. Ogrosky
	Title:	EVP, General Counsel & Corporate Secretary